Exhibit 10.1

WARREN RESOUCES, INC.

2010 STOCK INCENTIVE PLAN

Restricted Stock Unit Agreement

(Non-Employee Director)

This is a Restricted Stock Unit Agreement (“Agreement”) between Warren Resources, Inc. , a Maryland corporation (the “Company”), and the recipient identified above (the “Recipient”) effective as of the date of grant specified above. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”).

Recitals

WHEREAS, the Company maintains the Plan; and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) designated by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Recipient is eligible to receive an award under the Plan in the form of restricted stock units (“Units”);

NOW, THEREFORE, the Company hereby grants this award to the Recipient under the terms and conditions as follows.

1.                   Grant of Restricted Stock Units. The Corporation hereby awards to the Recipient, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the vesting date specified for that unit in accordance with the express provisions of this Agreement. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date or dates on which those vested shares shall become issuable to Recipient and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Recipient:

Award Date:

Vesting Commencement Date:

               (the “Vesting Commencement Date”) Subject to the terms and conditions of this Agreement and of the Plan, the Corporation hereby credits to a separate account maintained on the books of the Corporation (“Account”)

Number of Shares Subject to Award:	restricted stock units (“Units”). On any date, the value of each Unit shall equal the fair market value of a share of the Corporation’s Common Stock (“Shares”).

Vesting Schedule:	The interest of the Recipient in the Units shall vest (net of shares withheld for applicable tax withholdings): 1/3rd of such Units on , 2013, 1/3rd of such Units on , 2014, and 1/3rd of such Units on , 2015, so as to be 100% vested on May 2, 2015.

2.                   Fair Market Value of Units. The fair market value of a Unit subject to this Agreement shall at all times be equal to the Fair Market Value of a Share. For purposes of this Agreement, “Fair Market Value” shall be deemed to be the mean of the highest and lowest quoted selling prices for a share of Stock on that date as reported on The NASDAQ Stock Market, Inc.

3.                   Payment of Benefits.

(a) Generally. Payment of vested Units subject to this Agreement shall be made by the Company delivering one Share for each vested Unit.

(b) Payment. Subject to Sections 5 and 6 of this Agreement, Units subject to this Agreement shall vest and be paid on the vesting date(s) specified at the beginning of this Agreement, unless the Recipient’s service as a director of the Company shall terminate prior to such vesting date(s). Delivery of Shares in payment of the Units will occur as soon as administratively practicable after vesting of the Units, but not later than the later of (i) the end of the calendar year in which the vesting occurs, or (ii) the 15th day of the third calendar month after the date of vesting, and the Recipient shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, and shall be in complete satisfaction of such vested Units. If the Units that vest and become payable include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to delivery of Shares as provided herein. If the ownership of or issuance of Shares to the Recipient as provided herein is not feasible due to applicable exchange controls, securities or tax laws or other provisions of applicable law, as determined by the Committee in its sole discretion, the Recipient or his or her Successor shall receive cash proceeds in an amount equal to the Fair Market Value (as of the date vesting occurs) of the Shares otherwise issuable to Recipient.

(c) Effect. Whenever the Company shall become obligated to make payment in respect of a Unit subject to this Agreement, all rights of the Recipient with respect to such Unit, other than the right to such payment, shall terminate and be of no further force or effect and such Unit shall be cancelled.

(d) Payments on Death. Any payment due under this Agreement following the death of the Recipient shall be paid to the Successor of the Recipient.

4.                   Accrual and Payment of Cash Dividends. In the event the Company shall pay cash dividends on its Shares on or after the date of this Agreement, the Company shall credit, as of the dividend record date, an amount of cash dividend equivalents to the account of the Recipient. The amount of the dividend equivalents credited shall be determined by multiplying the number of Units credited to the Recipient’s account as of the dividend record date pursuant to this Agreement times the dollar amount of the cash dividend per Share. The Recipient’s right to receive such accrued dividend equivalents shall vest, and the amount of the accrued dividend equivalents shall be paid in cash, to the same extent and at the same time as the underlying Units to which the dividend equivalents relate, as provided in Sections 3, 5 or 6 of this Agreement. Any dividend equivalents accrued on Units that are forfeited in accordance with this Agreement shall also be forfeited.

5.                   Effect of Termination of Service as Director. If the Recipient ceases to be a director of the Company prior to the vesting date(s) specified at the beginning of this Agreement other than as a result of the Recipient’s death or Disability (as defined below), the Recipient shall forfeit the Units. If the Recipient ceases to be a director of the Company as a result of Recipient’s death or Disability, then the unvested Units shall immediately vest and be paid in Shares as provided in Section 3

6.                   Change in Control. If a Change in Control (as defined below) of the Company shall occur and within three years of such Change in Control, Recipient’s service as a director of the Company shall be terminated other than for Cause (as defined below), all of the Units subject to this Agreement shall immediately vest and be paid in full as provided in Section 3.

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing the 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”). Provided, however, that the following shall not constitute a Change in Control pursuant to this Section 3(a):

(1) any acquisition or beneficial ownership by the Company or a subsidiary;

(2) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(3) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(b) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (1) individuals who, on the date hereof, are directors of the Company, (2) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (3) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(c) Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be;

(d) Consummation by the Company of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be; or

(e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Agreement, “Cause” shall be defined to include termination of the Recipient’s service as a director in connection with any of the following:

(a) Recipient’s failure or refusal substantially to perform his/her duties to the full extent of his/her abilities for reasons other than death or Disability, after written notice to Recipient of such failure or refusal providing Recipient 30 days to take corrective action;

(b) Conviction of a felony crime, or commission of any act, the conviction for which would be a gross misdemeanor or felony conviction; and

(c) Theft or misappropriation of the Company’s property.

7.                   Adjustments for Changes in Capitalization. The Units subject to this Agreement shall be subject to adjustments for changes in the Company’s capitalization as provided in the Plan.

8.                   No Transfer. The Units may not be pledged, assigned or transferred except as expressly provided in the Plan.

9.                   No Shareholder Rights Until Payment. The Recipient shall not have any of the rights of a shareholder of the Company in connection with the award of Units subject to this Agreement unless and until Shares are issued to him/her upon payment of the Units.

10.            Discontinuance of Service as Director. This Agreement shall not give the Recipient a right to continued service as a director of the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary may terminate the Recipient’s service as a director at any time and otherwise deal with the Recipient without regard to the effect it may have upon him/her under this Agreement.

11.            Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Recipient. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

12.            Award Subject to Plan, Articles of Incorporation and By-Laws. The Recipient acknowledges that the Units are subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

13.            Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Recipient.

14.            Choice of Law. This Agreement is entered into under the laws of the State of Maryland and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

15.            Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in a manner intended to comply with Section 409A of the Code, the regulations issued thereunder or any exception thereto. Each payment under this Agreement is intended to be excepted from Section 409A under the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).

WARREN RESOURCES, INC.

By
Name: David E. Fleming
Title: Senior Vice President & General Counsel

AGREED TO AND ACCEPTED:

Name: